Exhibit 10.22

Unofficial English Translation Solely for Convenience

Strategic Cooperation Agreement

Regarding the Joint Development of the National Liquid Coal Pulp Market

The Parties:	Shaanxi Suo’ang Biological Science & Technology Co., Ltd. (“Party A”)

Qingdao Haizhong Enterprise Co., Ltd. (“Party B”)

Place of Execution:	Beijing

Date of Execution:	July 9, 2009

Whereas Qingdao Haizhong Enterprise Co., Ltd. is the largest specialized manufacturer of environmental-friendly Liquid Coal Pulp furnace in China and the only one that has obtained State qualification for manufacturing environmental-friendly Liquid Coal Pulp furnace.  It is a high-technological company dedicated to the research, manufacturing and application of the environmental-friendly Liquid Coal Pulp furnace, and its “Haizhong” brand environmental-friendly Liquid Coal Pulp furnace occupies a market share of almost 85% in the nation.  It is planning to be listed on the ChiNext board in China;

Whereas Sha’anxi Suo’ang Biological Technology Co., Ltd. is currently the top-ranked enterprise operating in commercialization of the Liquid Coal Pulp clean fuel in the national market.  It has integrated R&D, production, sales and technical services into one high-technological company dedicated to the investment and operation of Liquid Coal Pulp clean fuel and the centralized provision of heat using Liquid Coal Pulp.  It is a subsidiary of the US listed Clean Energy Co., Ltd. (Stock symbol: SCLX.OB);

Therefore, Sha’anxi Suo’ang Biological Technology Co., Ltd. and Qingdao Haizhong Enterprise Co., Ltd. (“Parties A and B”), with the spirit of mutual growth, in consideration of the business characteristics of each enterprise and with a view toward the development of market nationwide, have entered into the strategic cooperation agreement regarding the formation of close strategic partnership to engage in the comprehensive market penetration, exploration and development as follows:

I.             Scope and Model of Cooperation

1. Information Exchange

Either side of Party A and Party B has the obligation to notify the other side of the development and demand of the Liquid Coal Pulp market in a certain region of the country.

2. Party A and Party B adopt the cooperation model of “bundling” when serving the end users in the market.  Specifically:

(1) For the Liquid Coal Pulp fuel produced by Party A, the Liquid Coal Pulp furnace equipment (“furnace”) manufactured by Party B should first be recommended to the customers;

(2) When the Liquid Coal Pulp furnace equipment (“furnace”) manufactured by Party B enters a certain region, the Liquid Coal Pulp fuel produced by Party A should also first be recommended to the customers;

(3) Party A and Party B mutually engage in the cooperation of the applicable “furnace-fuel match” technology to jointly expand the market and provide customer service to ensure that the customers have maximum operation result of the equipment.

(4) Party A and Party B shall not use products similar to those of the other party in any region of the country to engage in other cooperation projects, or in the distribution, sales and recommendation of such similar products.

3. For large scale investment project, Party A and Party B may also adopt other various types of cooperation model, such as: BOT or joint lease investment model.

II             Plan for Scope of Cooperation

1. Starting from 2009, Party A and Party B will form a long-term strategic partnership in the national Liquid Coal Pulp market.

2. Pursuant to the provision above, Party A and Party B will explore the cooperation project of centralized provision of heat to the cities.

3. With Party A’s Liquid Coal Pulp product production base and technology as foundation and Party B’s patent and proprietary technology as support, Party A and Party B jointly conduct the development and application of Liquid Coal Pulp-based coal-mixture fuel technology.

4. With the technology and capital of both Party A and Party B as foundation, Party A and Party B jointly acquire Liquid Coal Pulp enterprises or develop Liquid Coal Pulp central heat provision projects.

III           Rights and Obligations

1. Party A and Party B shall both follow the provisions of cooperation with trust as core and mutual glory or shame as standards.

2. In accordance with the business characteristic of mutual dependency (“fuel depending on furnace and furnace depending on fuel”), Party A and Party B must each perform its duty to protect the joint interests with the need of the customers in the market as the ultimate objective.

3. Party A and Party B shall strictly maintain confidentiality regarding the business technological secrets and commercial secrets of each during the course of cooperation and shall not infringe the other’s intellectual property.  Party A and Party B shall bear corresponding legal responsibility for any damage resulting from disclosure of such secrets without prior consent from the other party.

IV           Miscellaneous

1. This agreement may be amended or supplemented from time to time upon unanimous consent of Party A and Party B.

2. Any amendment hereof and supplement hereto shall have no effect on the implementation of the unfinished project, action or plan started prior to the date of such amendment or supplement.

3. Party A and Party B may draft plans for specific cooperation projects on condition that they are not inconsistent with the provisions herein.

4. This agreement becomes effective upon the date of its execution.

5. This agreement has one set of quadruplicates, with two to each side and all of them have the equal legal effect.

Party A (seal)	Shaanxi Suo’ang Biological Science & Technology Co., Ltd.

Legal Representative:	(signature present)

Date: July 9, 2009

Party B (seal)	Qingdao Haizhong Enterprise Co., Ltd.

Legal Representative:	(signature present)

Date: July 9, 2009